UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

VERB TECHNOLOGY COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 10, 2023

Dear Fellow Verb Stockholders:

It is my pleasure to invite you to a Special Meeting of Stockholders (the “Special Meeting”) of Verb Technology Company, Inc., a Nevada corporation (the “Company,” “Verb,” “us,” or “our”). The Special Meeting will be held on April 10, 2023 at 11:00 a.m. Pacific Time virtually by means of remote communication and can be accessed by visiting www.virtualshareholdermeeting.com/VERB2023SM where you will be able to listen to the meeting live, submit questions and vote online. You will not be able to attend the meeting in person.

The Special Meeting is being held for the following purposes:

1.	To approve an amendment to our articles of incorporation, as amended, to increase the number of shares of authorized common stock from 200,000,000 to 400,000,000 (the “Increase in the Authorized Common Stock Proposal”);

2.	To grant discretionary authority to our board of directors (the “Board”) to (i) amend our articles of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-forty (1-for-40) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”);

3.

To approve an amendment to our 2019 Stock and Incentive Compensation Plan to increase the number of shares authorized under the plan by 15,000,000 shares of common stock (the “Incentive Plan Amendment Proposal”);

4.	To approve for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Common Stock in partial or full satisfaction of the outstanding amounts due under that certain Promissory Note dated November 7, 2022 issued by the Company to an accredited investor; (the “Nasdaq Approval Proposal”);

5.	To transact such other business as may properly come before the Special Meeting virtually, or any postponement or adjournment thereof (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on February 17, 2023 will be entitled to receive notice of and to vote at the Special Meeting, or any postponement or adjournment thereof. The accompanying Proxy Statement contains details concerning the foregoing items, as well as information on how to vote your shares. We urge you to read and consider these documents carefully.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to submit your proxy or voting instructions as soon as possible.

On behalf of the Board and the officers and employees of the Company, I would like to take this opportunity to thank you for your continued support.

Sincerely,

/s/ Rory J. Cutaia
Rory J. Cutaia
Chairperson of the Board, Chief Executive Officer, President and Secretary

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements on our current expectations and projections about future events that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the reports we file with the Securities and Exchange Commission. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

VERB TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 10, 2023

VERB TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 10, 2023

General Information

The enclosed proxy is solicited by the board of directors (the “Board”) of Verb Technology Company, Inc., a Nevada corporation (the “Company,” “Verb,” “us,” or “our”), in connection with the Special Meeting of Stockholders to be held on April 10, 2023 at 11:00 a.m. Pacific Time, for the purposes set forth in the accompanying Notice of Meeting. The Special Meeting, and any adjournments thereof, will be held virtually by means of remote communication and can be accessed by visiting www.virtualshareholdermeeting.com/VERB2023SM where you will be able to listen to the meeting live, submit questions and vote online. You will not be able to attend the meeting in person.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and proxy card because the Board is soliciting your proxy to vote at the Special Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet, by phone, or by fax.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Who can vote at the Special Meeting?

You can vote if, as of the close of business on February 17, 2023 (the “Record Date”), you were a stockholder of record of our common stock or Series B Preferred Stock. On the Record Date, there were 153,610,152 shares of our common stock one share of our Series B Preferred Stock issued and outstanding.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or by proxy. Whether or not you plan to attend the Special Meeting, we urge you to provide your proxy to ensure your vote is counted. Even if you vote by proxy, you may still vote if you are able to attend the Special Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting.

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If you do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested). Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 3 or 4 without your instructions, but may vote your shares on Proposals Nos. 1 and 2 even in the absence of your instruction.

As a beneficial owner of shares, you are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other nominee. Please contact your broker or other nominee for additional information.

How many votes do I have?

On the Record Date, there were 153,610,152 shares of common stock outstanding and one (1) share of Series B Preferred Stock. Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting. The Series B Preferred Stock does not have any voting rights except with respect to the Proposal 1- Increase in the Authorized Common Stock Proposal and Proposal 2- the Reverse Stock Split Proposal. Each share of Series B Preferred Stock represents 700,000,000 votes that may be voted on each of the Increase in the Authorized Common Stock Proposal and the Reverse Stock Split Proposal; provided that such votes must be counted in the same proportion as the shares of common stock voted FOR Proposal 1 and Proposal 2, respectively. As an example, if 50.5% of the shares of common stock are voted FOR Proposal 1, 50.5% of the votes cast by the holder of the Series B Preferred Stock will be cast as votes FOR Proposal 1. Holders of common stock and Series B Preferred Stock will vote on Proposal 1 and on Proposal 2 as a single class.

What is the quorum requirement?

One-third of the outstanding shares of common stock entitled to vote at the Special Meeting must be present at the Special Meeting, either virtually or represented by proxy, in order for us to hold the Special Meeting. This is referred to as a quorum. On the Record Date, there were 153,610,152 outstanding shares of our common stock entitled to vote. Thus, 51,203,379 shares of our common stock must be present at the Special Meeting, either virtually or represented by proxy, to have a quorum. The Series B Preferred Stock will not count towards the quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Special Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement.

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What proposals am I being asked to vote upon?

The Special Meeting is being held for the following purposes:

●	To approve an amendment to our articles of incorporation, as amended, to increase the number of shares of authorized common stock from 200,000,000 to 400,000,000 (the “Increase in the Authorized Common Stock Proposal”);
●

To grant discretionary authority to the Board to (i) amend our articles of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-one forty (1-for-40) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”);

●	To approve an amendment to our 2019 Stock and Incentive Compensation Plan to increase the number of shares authorized under the Incentive Plan by 15,000,000 shares of common stock; and
●	To approve for purposes of Nasdaq Rule 5635(d), the issuance of shares of Common Stock as settlement for a Promissory Note issued by the Company to an accredited investor; (the “Nasdaq Approval Proposal”)
●	To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof (the “Adjournment Proposal”).

What if another matter is properly brought before the Special Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Special Meeting. The proxies also have discretionary authority to vote to adjourn the Special Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. If any other matters are properly brought before the Special Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following methods:

●	At the Special Meeting. To vote at the Special Meeting, attend the Special Meeting via the Internet and follow the instructions.

●	By Internet. To vote by proxy via telephone within the United States and Canada, use the toll-free number on the proxy card.

●	By Mail. To vote by mail, complete, sign, and date the proxy card and return it in the envelope provided.

Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy using one of the methods described above to ensure your vote is counted. You may still attend the Special Meeting and vote even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker or other nominee, you may vote using the following methods:

●	At the Special Meeting. To vote at the Special Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker or other nominee, or contact them to request a proxy form.

●	By Internet. You may vote through the Internet if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

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●	By Telephone. You may vote by telephone if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

●	By Mail. If you received a proxy card and voting instructions from the broker or other nominee holding your shares rather than from us, follow the instructions on the proxy card.

What if I am a stockholder of record and return a proxy card but do not make specific choices?

You should specify your choice for each matter on the proxy card. If you return a signed and dated proxy card without marking voting selections for the specific proposals, your shares will be voted:

●	“FOR” Proposal 1 - the Increase in the Authorized Common Stock Proposal;
●	“FOR” Proposal 2 – the Reverse Stock Split Proposal
●	“FOR” Proposal 3 – the Incentive Plan Amendment Proposal
●	“FOR” Proposal 4 – The Nasdaq Approval Proposal
●	“FOR” Proposal 5- The Adjournment Proposal

In the event any other matters are properly presented at the Special Meeting, or any postponement or adjournment thereof, the person named as proxy will vote in accordance with his discretion with respect to those matters.

What if I am a beneficial owner and do not give voting instructions to my broker or other nominee?

If you fail to provide your broker voting instructions before the Special Meeting, your broker may use his or her discretion to cast a vote on any routine matter for which you did not provide voting instructions. If you fail to provide your broker with voting instructions, your broker will be unable to vote on the non-routine matters.

Proposal	Votes Required	Voting Options	Effect of “Withhold” or “Abstain” Votes	Effect of Non-Votes
Proposal 1: Increase in the number of shares of authorized common stock	The affirmative vote of a majority of the voting power of the issued and outstanding shares of common stock and Series B preferred stock, voting together as a single class.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have no effect	No Effect
Proposal 2: Authorization of Reverse Stock Split	The affirmative vote of a majority of the voting power of the issued and outstanding shares of common stock and Series B preferred stock, voting together as a single class.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have no effect	No effect
Proposal 3: Incentive Plan Amendment	The affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the matter.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have no effect	No effect
Proposal No. 4 The Nasdaq Approval Proposal	The affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the matter.	“FOR” “AGAINST” “ABSTAIN”	Abstentions will have no effect	No effect

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Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies by mail, in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What is “householding”?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single copy of a notice and, if applicable, a proxy statement, to those security holders.

A single copy of the Notice and, if applicable, this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from these stockholders. Once you have received notice from your broker, or from us, that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and Proxy Statement, please notify your broker and also notify us by sending your written request to: Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043, Attention: Investor Relations or by calling Investor Relations at (855) 250-2300.

A stockholder who currently receives multiple copies of the Notice or Proxy Statement at its address and would like to request “householding” should also contact its broker and notify us using the contact information above.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting as discussed below.

If you are a stockholder of record, you may revoke your proxy by:

●	sending written notice of revocation to Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043, Attention: Corporate Secretary, in time for it to be received before the Special Meeting
●	submitting a new proxy with a later date using any of the voting methods described above (subject to the deadlines for voting with respect to each method); or
●	voting at the Special Meeting (provided that attending the meeting will not, by itself, revoke your proxy)

If you are a beneficial owner of shares and have instructed your broker or other nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions or by attending the Special Meeting and voting. However, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other nominee.

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Who will count votes at the Special Meeting?

Votes will be counted by the inspector of election appointed for the Special Meeting. The inspector of election will also determine the number of shares outstanding, the number of shares represented at the Special Meeting, the existence of a quorum, and whether or not the proxies and ballots are valid and effective.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Nevada law or under the Company’s governing documents with respect to the matters to be voted upon at the Special Meeting.

How can I find out the results of the voting at the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will report the final voting results in a Current Report on Form 8-K that we expect to file with the SEC within four business days following the date on which such results become final.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact us at:

Verb Technology Company, Inc.

3401 North Thanksgiving Way, Suite 240

Lehi, Utah 84043

(855) 250-2300

To obtain timely delivery, Verb stockholders must request the materials no later than five (5) business days prior to the Special Meeting. You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

PROPOSAL 1:

INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Introduction

Our Articles of Incorporation, currently authorizes the issuance of up to 200,000,000 shares of common shares, 15,000,000 shares of preferred stock, of which 6,000 shares have been designated as Series A Convertible Preferred Stock and 1 share has been designated as Series B Preferred Stock. Our board of directors has approved an amendment to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000 shares (the “Increase in Authorized Common Shares Amendment”).

The proposed form of amendment to our Articles of Incorporation to effect the Increase in Authorized Common Shares Amendment is attached as Appendix A to this Proxy Statement.

Following the increase in authorized shares as contemplated in the Amended Articles of Incorporation, 400,000,000 shares of common stock will be authorized and 15,000,000 shares of Preferred Stock will be authorized of which 6,000 shares have been designated as Series A Convertible Preferred Stock and 1 share has been designated as Series B Preferred Stock. There will be no changes to the issued and outstanding shares common stock or preferred stock.

Reasons for the Increase in Authorized Common Shares Amendment

The board of directors determined that the Increase in Authorized Common Shares Amendment is in the best interests of the Company and unanimously recommends approval by the stockholders. The board of directors believes that the availability of additional authorized shares of common stock is required for several reasons including, but not limited to, the additional flexibility to issue common stock for a variety of general corporate purposes as the board of directors may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

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As of the Record Date 153,610,152 shares of our common stock were outstanding out of the 200,000,000 shares that we are authorized to issue. In addition, as of the Record Date, an aggregate of approximately 46,201,868 shares of common stock are issuable, including: (i) 5,757,273 shares that are issuable upon the exercise of outstanding stock options; (ii) 2,373,187 shares of common stock that are issuable upon vesting of restricted stock unit awards; and (iii) 824,630 shares of common stock reserved for future issuance under out 2019 Stock and Incentive Compensation Plan; and (iv) warrants to purchase 38,071,408 shares of common stock.

Based on our issued and outstanding shares of common stock and the outstanding options under our stock incentive plan and outstanding warrants, as of February 17, 2023, we had 187,980 shares of common stock remaining available for issuance in the future. Accordingly, we will file the Amended Articles to increase the authorized number of shares of our common stock from 200,000,000 shares to 400,000,000 shares.

In addition, our working capital requirements are significant and may require us to raise additional capital through additional equity financings in the future. If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

Current Plans, Proposals or Arrangements to Issue Shares of Common Stock

As of the Record Date, the Company had:

●	5,757,273 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $1.24 per share;
●	2,373,187 shares of common stock issuable upon vesting of restricted stock unit awards with a weighted-average exercise price of $0.74 per share;
●	824,630 shares of common stock reserved for future issuance under our 2019 Stock and Incentive Compensation Plan; and
●	38,071,408 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $0.82 per share.

The Company is also in discussion with one of its debt holders to settle the debt for shares of its common stock in full satisfaction of the debt.

Other than as set forth above, the Company has no current plans, proposals or arrangements, written or oral, to issue any of the additional authorized shares of common stock that would become available as a result of the amended Articles of Incorporation (the “Amended Articles”).

In addition, following the effectiveness of the Amended Articles, the Company may explore additional financing opportunities or strategic transactions that would require the issuance of additional shares of common stock, but no such plans are currently in existence and the Company has not begun any negotiations with any party related thereto. If we issue additional shares, the ownership interest of holders of our capital stock will be diluted.

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Effects of the Increase in Authorized Common Shares Amendment

Following the filing of the Increase in Authorized Common Shares Amendment with the Secretary of State of the State of Nevada, we will have the authority to issue up to an additional 200,000,000 shares of common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

In addition, the Increase in Authorized Common Shares Amendment could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

The Increase in Authorized Common Shares Amendment will not change the number of shares of common stock issued and outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our common stock.

Advantages and Disadvantages of Increasing Authorized Common Stock

There are certain advantages and disadvantages of increasing the Company’s authorized common stock.

The advantages include:

●	The ability to settle outstanding debt through the issuance of shares of the Company’s common stock

●	The ability to raise capital by issuing capital stock under future financing transactions, if any.

●	To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

●	In the event that additional shares of common stock are issued, dilution to the existing stockholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board, at that time. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Procedure for Implementing the Amendment

The Increase in Authorized Common Shares Amendment will become effective upon the filing or such later time as specified in the filing with the Secretary of State of the State of Nevada. The form of the Increase in Authorized Common Shares Amendment is attached hereto as Appendix A. The exact timing of the filing of the Increased in Authorized Amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

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Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our voting capital stock is required to approve this proposal. In order to attempt to procure the vote necessary to effect the Increase in the Authorized Shares Amendment and Reverse Stock Split, as described below, on February 17, 2023, we issued one share of our Series B Preferred Stock to our President, Rory J. Cutaia. The terms of the Series B Preferred Stock are set forth in a Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Nevada, and effective on February 17, 2023. The Series B Preferred Stock does not have any voting rights except with respect to an increase in authorized common stock proposal and a reverse stock split proposal, or otherwise as required by law. With respect to the proposal on the Increase in the Authorized Shares Amendment, the outstanding share of Series B Preferred Stock is entitled to 700,000,000 votes on such proposal, which is referred to as supermajority voting; however the votes by the holder of Series B Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Special Meeting are voted FOR Proposal 1, then the Company will count 50.5% of the votes cast (or votes) by the holder of the Series B Preferred Stock as votes FOR Proposal 1. Holders of common stock and Series B Preferred Stock will vote on the Increase in the Authorized Shares Amendment proposal as a single class.

The Board of Directors determined that it was in the best interests of the Company to provide for supermajority voting of the Series B Preferred Stock in order to obtain sufficient votes for the Increase in the Authorized Shares Amendment proposal and thereby to attempt to avoid delisting by Nasdaq of the common stock. Due to the required proportional voting structure of the Series B Preferred Stock that mirrors the actual voting by holders of the common stock, the supermajority voting will serve to reflect the voting preference of the holders of common stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of common stock.

If the Increase in the Authorized Shares Amendment proposal and the Reverse Stock Split proposal are approved, the outstanding share of Series B Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the amended Articles of Incorporation implementing the Reverse Stock Split.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 1.

PROPOSAL 2:

THE REVERSE STOCK SPLIT PROPOSAL

Our board of directors has approved an amendment to our Articles of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”).

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-one forty (1-for-40) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Nevada, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

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The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix B to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split is to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On May 12, 2022, we received a written notice from Nasdaq (the “First Nasdaq Letter”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of $1.00 per share (the “Bid Price Requirement”). Under Nasdaq Listing Rule 5810(c)(3)(A), the Company had been granted a period of 180 calendar days, or until November 8, 2022, to regain compliance with the Bid Price Requirement. On November 9, 2022, we were granted an additional 180-day period from the Nasdaq Stock Market Listing Qualifications Staff, through May 8, 2023, to regain compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market. To demonstrate compliance with this requirement, the closing bid price of our common stock needs to be at least $1.00 per share for a minimum of 10 consecutive business days before May 8, 2023.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq minimum bid price requirement.

In addition, if the Company fails to meet Nasdaq’s minimum bid price requirement and its common stock is removed from listing on Nasdaq such failure will constitute an event of default under the terms of that certain promissory note dated November 7, 2022. Pursuant to the terms of the note, upon the occurrence of an event of default, the outstanding balance multiplied by 15% may upon notice from the lender become immediately due and payable in full.

Additionally, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum Bid Price Requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The Board believes that the Reverse Stock Split will result in a more appropriate and effective structure for the Company and the resultant trading price would be more appealing to a wider range of investors and will reduce vulnerability to speculative day trading and short selling which generates price volatility.

If the Reverse Stock Split proposal is approved, the outstanding share of Series B Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the Articles of Incorporation implementing the Reverse Stock Split.

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In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Articles of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

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If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our capital stock is required to approve this proposal. In order to attempt to procure the vote necessary to effect the Increase in the Authorized Shares Amendment and Reverse Stock Split, as described below, on February 17, 2023, we issued one share of our Series B Preferred Stock to our Chief Executive Officer, Rory J. Cutaia. The terms of the Series B Preferred Stock are set forth in a Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Nevada, and effective on February 17, 2023. The Series B Preferred Stock does not have any voting rights except with respect to the Increase in the Authorized Common Stock Proposal and the Reverse Stock Split Proposal, or otherwise as required by law. With respect to the proposal on the Reverse Stock Split, the outstanding share of Series B Preferred Stock is entitled to 700,000,000 votes on such proposal, which is referred to as supermajority voting; however the votes by the holder of Series B Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Special Meeting are voted FOR Proposal 2, then the Company will count 50.5% of the votes cast (or votes) by the holder of the Series B Preferred Stock as votes FOR Proposal 2. Holders of common stock and Series B Preferred Stock will vote on the Reverse Stock Split proposal as a single class.

The Board of Directors determined that it was in the best interests of the Company to provide for supermajority voting of the Series B Preferred Stock in order to obtain sufficient votes for the Reverse Stock Split proposal and thereby to attempt to avoid delisting by Nasdaq of the common stock. Due to the required proportional voting structure of the Series B Preferred Stock that mirrors the actual voting by holders of the common stock, the supermajority voting will serve to reflect the voting preference of the holders of common stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of common stock.

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If the Increase in the Authorized Shares Amendment proposal and the Reverse Stock Split proposal are approved, the outstanding share of Series B Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the amended Articles of Incorporation implementing the Reverse Stock Split.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3

AMENDMENT OF THE 2019 STOCK AND INCENTIVE COMPENSATION PLAN

On November 11, 2019, our Board approved our Incentive Plan, and on December 20, 2019, our stockholders approved and adopted the Incentive Plan. On September 2, 2020, our Board approved, an amendment to the Incentive Plan to add 8,000,000 shares of common stock authorized under the Incentive Plan for a total of 16,000,000, and on October 16, 2020, our stockholders approved the amendment.

On February 17, 2023, our Board approved, subject to stockholder approval, an amendment to the Incentive Plan to add 15,000,000 shares of common stock authorized under the Incentive Plan to the 16,000,000 shares previously approved. The proposed amendment is attached hereto as Appendix C.

Our Board recommends approval of the amendment to the Incentive Plan to enable the continued use of the Incentive Plan for stock-based grants consistent with the objectives of our compensation program. The Incentive Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in service and render superior performance during their service.

A total of 16,000,000 shares of common stock are authorized for issuance under the Incentive Plan. A total of 31,000,000 shares of common stock will be authorized for issuance under the Incentive Plan upon stockholder approval of this proposal. Currently, equity awards totaling 31,000,000 shares of common stock have been issued under the Incentive Plan. We believe that the Incentive Plan will be exhausted of shares available for issuance in 2023, leaving insufficient shares available for equity grants in 2023 and future years. By increasing the number of shares authorized for issuance under the Incentive Plan by 15,000,000, a total of 15,824,630 shares of common stock would be available for issuance. This increase would, in essence, provide us with the flexibility to continue to make stock-based grants in amounts deemed appropriate by our Compensation Committee and Board. We believe that our equity incentive program and grants made under the program are essential to retaining critical personnel and aligning the incentives of our personnel with our stockholders.

The proposed share increase amendment will not be implemented unless approved by our stockholders, and no additional equity awards beyond the existing 16,000,000 shares of common stock have been or will be issued under the Incentive Plan unless and until stockholder approval of the amended Incentive Plan is obtained. If the proposed share increase amendment is not approved by our stockholders, the Incentive Plan will remain in effect in its present form.

Equity Compensation Plan Information

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Awards (#)	Weighted-Average Exercise Price of Outstanding Awards ($)(1)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by security holders	8,334,107	$0.90	641,924
Equity compensation plans not approved by security holders	467,543	$3.70	-
Total	8,801,650	$1.05	641,924

(1)	This amount does not take into account shares issuable upon the vesting or settlement of outstanding restricted stock units, which have no exercise price.

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2019 Stock and Incentive Compensation Plan

The following is a summary of the principal features of our Incentive Plan, as amended to reflect the proposed plan amendment. The summary does not purport to be a complete description of all provisions of our Incentive Plan and is qualified in its entirety by the text of the Incentive Plan, a copy of which (as amended to reflect the proposed plan amendment) is attached to this Proxy Statement as Appendix C.

General

The purpose of the Incentive Plan is to enhance stockholder value by linking the compensation of our officers, directors, key employees, and consultants to increases in the price of our common stock and the achievement of other performance objections and to encourage ownership in our company by key personnel whose long-term employment is considered essential to our continued progress and success. The Incentive Plan is also intended to assist us in recruiting new employees and to motivate, retain, and encourage such employees and directors to act in our stockholders’ interest and share in our success.

Term

The Incentive Plan became effective upon approval by our stockholders and will continue in effect from that date until it is terminated in accordance with its terms.

Administration

The Incentive Plan may be administered by our Board, a committee designated by it, and/or their respective delegates. Currently, our Compensation Committee administers the Incentive Plan. The administrator has the power to determine the directors, employees, and consultants who may participate in the Incentive Plan and the amounts and other terms and conditions of awards to be granted under the Incentive Plan. All questions of interpretation and administration with respect to the Incentive Plan will be determined by the administrator. The administrator also will have the complete authority to adopt, amend, rescind, and enforce rules and regulations pertaining to the administration of the Incentive Plan; to correct administrative errors; to make all other determinations deemed necessary or advisable for administering the Incentive Plan and any award granted under the Incentive Plan; and to authorize any person to execute, on behalf of us, all agreements and documents previously approved by the administrator, among other items.

Eligibility

Any of our directors, employees, or consultants, or any directors, employees, or consultants of any of our affiliates (except that with respect to incentive stock options, only employees of us or any of our subsidiaries are eligible), are eligible to participate in the Incentive Plan. As of the Record Date, approximately 121 individuals would be eligible to participate in the Incentive Plan. However, the Company has not at the present time determined who will receive the additional shares that will be authorized for issuance upon the approval of the amendment to increase the number of shares subject to the Inventive Plan or how they will be allocated.

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Available Shares

Subject to the adjustment provisions included in the Incentive Plan, a total of 31,000,000 shares of our common stock would be authorized for awards granted under the Incentive Plan. Shares subject to awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part), will not reduce the aggregate number of shares that may be subject to or delivered under awards granted under the Incentive Plan and will be available for future awards granted under the Incentive Plan.

Types of Awards

We may grant the following types of awards under the Incentive Plan: stock awards; options; stock appreciation rights; stock units; or other stock-based awards.

Stock Awards. The Incentive Plan authorizes the grant of stock awards to eligible participants. The administrator determines (i) the number of shares subject to the stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, (iii) the means of payment for the shares, (iv) the performance criteria, if any, and the level of achievement versus these criteria, (v) the grant, issuance, vesting, and/or forfeiture of the shares, (vi) restrictions on transferability, and such other terms and conditions determined by the administrator.

Options. The Incentive Plan authorizes the grant of non-qualified and/or incentive options to eligible participants, which options give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the option, to purchase shares of our common stock at a fixed price. The administrator determines the exercise price for each share subject to an option granted under the Incentive Plan, which exercise price cannot be less than the fair market value (as defined in the Incentive Plan) of our common stock on the grant date. The administrator also determines the number of shares subject to each option, the time or times when each option becomes exercisable, and the term of each option (which cannot exceed ten (10) years from the grant date).

Stock Appreciation Rights. The Incentive Plan authorizes the grant of stock appreciation rights to eligible participants, which stock appreciation rights give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the stock appreciation right, to receive in cash or shares of our common stock the excess of the fair market value (as defined in the Incentive Plan) of our common stock on the date of exercise over the exercise price of the stock appreciation right. All stock appreciation rights under the Incentive Plan shall be granted subject to the same terms and conditions applicable to options granted under the Incentive Plan. Stock appreciation rights may be granted to awardees either alone or in addition to or in tandem with other awards granted under the Incentive Plan and may, but need not, relate to a specific option granted under the Incentive Plan.

Stock Unit Awards and Other Stock-Based Awards. In addition to the award types described above, the administrator may grant any other type of award payable by delivery of our common stock in such amounts and subject to such terms and conditions as the administrator determines in its sole discretion, subject to the terms of the Incentive Plan. Such awards may be made in addition to or in conjunction with other awards under the Incentive Plan. Such awards may include unrestricted shares of our common stock, which may be awarded, without limitation (except as provided in the Incentive Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us.

Award Limits

Subject to the terms of the Incentive Plan, the aggregate number of shares that may be subject to all incentive stock options granted under the Incentive Plan cannot exceed the total aggregate number of shares that may be subject to or delivered under awards under the Incentive Plan. Notwithstanding any other provisions of the Incentive Plan to the contrary, the aggregate grant date fair value (computed as specified in the Incentive Plan) of all awards granted to any non-employee director during any single calendar year shall not exceed 300,000 shares during 2019 and, thereafter, 200,000 shares.

New Plan Benefits

The amount of future grants under the Incentive Plan is not determinable, as awards under the Incentive Plan will be granted at the sole discretion of the administrator. We cannot determinate at this time either the persons who will receive awards under the Incentive Plan or the amount or types of such any such awards.

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Transferability

Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will, or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment, or transfer shall be of no effect prior to the date an award is vested and settled.

Termination of Employment or Board Membership

At the grant date, the administrator is authorized to determine the effect a termination from membership on the Board by a non-employee director for any reason or a termination of employment (as defined in the Incentive Plan) due to disability (as defined in the Incentive Plan), retirement (as defined in the Incentive Plan), death, or otherwise (including termination for cause (as defined in the Incentive Plan)) will have on any award. Unless otherwise provided in the award agreement:

●	Upon termination from membership on our Board by a non-employee director for any reason other than disability or death, any option or stock appreciation right held by such director that (i) has not vested and is not exercisable as of the termination effective date will be subject to immediate cancellation and forfeiture or (ii) is vested and exercisable as of the termination effective date shall remain exercisable for one year thereafter, or the remaining term of the option or stock appreciation right, if less. Any unvested stock award, stock unit award, or other stock-based award held by a non-employee director at the time of termination from membership on our Board for a reason other than disability or death will immediately be cancelled and forfeited.

●	Upon termination from membership on our Board by a non-employee director due to disability or death will result in full vesting of any outstanding option or stock appreciation rights and vesting of a prorated portion of any stock award, stock unit award, or other stock based award based upon the full months of the applicable performance period, vesting period, or other period of restriction elapsed as of the end of the month in which the termination from membership on our Board by a non-employee director due to disability or death occurs over the total number of months in such period. Any option or stock appreciation right that vests upon disability or death will remain exercisable for one year thereafter, or the remaining term of the option or stock appreciation right, if less. In the case of any stock award, stock unit award, or other stock-based award that vests on the basis of attainment of performance criteria (as defined in the Incentive Plan), the pro rata vested amount will be based upon the target award.

●	Upon termination of employment due to disability or death, any option or stock appreciation right held by an employee will, if not already fully vested, become fully vested and exercisable as of the effective date of such termination of employment due to disability or death, or, in either case, the remaining term of the option or stock appreciation right, if less. Termination of employment due to disability or death shall result in vesting of a prorated portion of any stock award, stock unit award, or other stock based award based upon the full months of the applicable performance period, vesting period, or other period of restriction elapsed as of the end of the month in which the termination of employment due to disability or death occurs over the total number of months in such period. In the case of any stock award, stock unit award, or other stock-based award that vests on the basis of attainment of performance criteria, the pro-rata vested amount will be based upon the target award.

●	Any option or stock appreciation right held by an awardee at retirement that occurs at least one year after the grant date of the option or stock appreciation right will remain outstanding for the remaining term of the option or stock appreciation right and continue to vest; any stock award, stock unit award, or other stock based award held by an awardee at retirement that occurs at least one year after the grant date of the award shall also continue to vest and remain outstanding for the remainder of the term of the award.

●	Any other termination of employment shall result in immediate cancellation and forfeiture of all outstanding awards that have not vested as of the effective date of such termination of employment, and any vested and exercisable options and stock appreciation rights held at the time of such termination of such termination of employment shall remain exercisable for 90 days thereafter or the remaining term of the option or stock appreciation right, if less. Notwithstanding the foregoing, all outstanding and unexercised options and stock appreciation rights will be immediately cancelled in the event of a termination of employment for cause.

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Change of Control

In the event of a change of control (as defined in the Incentive Plan), unless other determined by the administrator as of the grant date of a particular award, the following acceleration, exercisability, and valuation provisions apply:

●	On the date that a change of control occurs, all options and stock appreciation rights awarded under the Incentive Plan not previously exercisable and vested will, if not assumed, or substituted with a new award, by the successor to us, become fully exercisable and vested, and if the successor to us assumes such options or stock appreciation rights or substitutes other awards for such awards, such awards (or their substitutes) shall become fully exercisable and vested if the participant’s employment is terminated (other than a termination for cause) within two years following the change of control.

●	Except as may be provided in an individual severance or employment agreement (or severance plan) to which an awardee is a party, in the event of an awardee’s termination of employment within two years after a change of control for any reason other than because of the awardee’s death, retirement, disability, or termination for cause, each option and stock appreciation right held by the awardee (or a transferee) that is vested following such termination of employment will remain exercisable until the earlier of the third anniversary of such termination of employment (or any later date until which it would have remained exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an awardee’s termination of employment more than two years after a change of control, or within two years after a change of control because of the awardee’s death, retirement, disability, or termination for cause, the regular provisions of the Incentive Plan regarding employment termination (described above) will govern (as applicable).

●	On the date that a change of control occurs, the restrictions and conditions applicable to any or all stock awards, stock unit awards, and other stock-based awards that are not assumed, or substituted with a new award, by the successor to us will lapse and such awards will become fully vested. Unless otherwise provided in an award agreement at the grant date, upon the occurrence of a change of control without assumption or substitution of the awards by the successor, any performance-based award will be deemed fully earned at the target amount as of the date on which the change of control occurs. All stock awards, stock unit awards, and other stock-based awards shall be settled or paid within 30 days of vesting. Notwithstanding the foregoing, if the change of control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Internal Revenue Code, and the regulations thereunder, the awardee shall be entitled to receive the award from us on the date that would have applied, absent this provision. If the successor to us does assume (or substitute with a new award) any stock awards, stock unit awards, and other stock-based awards, all such awards shall become fully vested if the participant’s employment is terminated (other than a termination for cause) within two years following the change of control, and any performance based award will be deemed fully earned at the target amount effective as of the termination of employment.

●	The administrator, in its discretion, may determine that, upon the occurrence of a change of control of us, each option and stock appreciation right outstanding will terminate within a specified number of days after notice to the participant, and/or that each participant receives, with respect to each share subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change of control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction), or in a combination thereof, as the administrator, in its discretion, determines and, if there is no excess value, the administrator may, in its discretion, cancel such awards.

●	An option, stock appreciation right, stock award, stock unit award, or other stock-based award will be considered assumed or substituted for if, following the change of control, the award confers the right to purchase or receive, for each share subject to the option, stock appreciation right, stock award, stock unit award, or other stock-based award immediately prior to the change of control, the consideration (whether stock, cash, or other securities or property) received in the transaction constituting a change of control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that, if such consideration received in the transaction constituting a change of control is not solely shares of common stock of the successor company, the administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an option, stock appreciation right, stock award, stock unit award, or other stock-based award, for each share subject thereto, will be solely shares of common stock of the successor company with a fair market value substantially equal to the per-share consideration received by holders of shares in the transaction constituting a change of control. The determination of whether fair market value is substantially equal shall be made by the administrator in its sole discretion and its determination will be conclusive and binding.

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U.S. Federal Income Tax Treatment

The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to awards as of the date of this prospectus. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

Non-Qualified Options. With respect to non-qualified options granted to participants under the Incentive Plan, (i) no income is realized by the participant at the time the non-qualified option is granted, (ii) at exercise, (a) ordinary income is realized by the participant in an amount equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise, (b) such amount is treated as compensation and is subject to both income and wage tax withholding, and (c) we may claim a tax deduction for the same amount, and (iii) on disposition of the option shares, any appreciation or depreciation after the date of exercise of the non-qualified option, compared to the disposition price of the option shares will be treated as either short-term or long-term capital gain or loss depending on the holding period.

Incentive Stock Options. With respect to incentive stock options, there is no tax to the participant at the time of the grant. Additionally, if applicable holding period requirements (a minimum of both two years from the grant date and one year from the exercise date) are met, the participant will not recognize taxable income at the time of the exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income, potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the option exercise price), upon their disposition, the holding period of the option shares will be treated as a long-term capital gain or loss, and, unlike the treatment for shares issued pursuant to the exercise of a non-qualified option, we will not be entitled to any tax deduction. If the shares acquired on option exercise are disposed of in a “non-qualifying disposition” (i.e., before the holding period requirements had been met), the participant will generally realize ordinary income at the time of the disposition of the option shares in an amount equal to the lesser of (i) the excess of the fair market value of the option shares on the date of exercise of the incentive stock option over the exercise price thereof or (ii) the excess, if any, of the amount realized upon disposition of the option shares over the exercise price of the incentive stock option, and, just as the treatment for shares issued pursuant to the exercise of a non-qualified option, we will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price of the incentive stock option over the amount realized upon the disposition of the option shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns. An award of restricted shares of common stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares then vest, unless the participant elects under Internal Revenue Code Section 83(b) to accelerate income recognition and the taxability of the award to the grant date. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Stock appreciation right awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Internal Revenue Code Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Internal Revenue Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. “Covered employees” generally includes the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers.

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Section 409A of the Internal Revenue Code. Awards granted under the Incentive Plan will generally be designed and administered in such a manner that they are either exempt from the application of, or comply with the requirements of, Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features.

Other Tax Considerations. This summary is not intended to be a complete explanation of all of the federal income tax consequences of participating in the Incentive Plan. A participant should consult his or her personal tax advisor to determine the particular tax consequences of the Incentive Plan, including the application and effect of foreign state and local taxes and any changes in the tax laws after the date of this prospectus.

Amendment and Termination

The administrator may amend, alter, or discontinue the Incentive Plan or any award agreement, but any such amendment is subject to the approval of our stockholders in the manner and to the extent required by applicable law. In addition, without limiting the foregoing, unless approved by our stockholders and subject to the terms of the Incentive Plan, no such amendment shall be made that would (i) increase the maximum aggregate number of shares that may be subject to awards granted under the Incentive Plan, (ii) reduce the minimum exercise price for options or stock appreciation rights granted under the Incentive Plan, or (iii) reduce the exercise price of outstanding options or stock appreciation rights, as prohibited by the terms of the Incentive Plan without stockholder approval.

No amendment, suspension, or termination of the Incentive Plan will impair the rights of any participant with respect to an outstanding award, unless otherwise mutually agreed between the participant and the administrator, which agreement must be in writing and signed by the participant and us, except that no such agreement will be required if the administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for us, the Incentive Plan, or the award to satisfy any applicable law or to meet the requirements of any accounting standard or (ii) is not reasonably likely to diminish the benefits provided under such award significantly, or that any such diminution has been adequately compensated, except that this exception shall not apply following a change of control. Termination of the Incentive Plan will not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Incentive Plan prior to the date of such termination.

Voting Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN FULL OR PARTIAL SATISFACTION OF THE OUTSTADING AMOUNTS OWED BY THE COMPANY UNDER A PROMISSORY NOTE IN COMPLIANCE WITH NASDAQ LISTING RULE 5635

At the Special Meeting, stockholders will be asked to approve, for purposes of Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of Common Stock to Streeterville Capital, LLC in full or partial satisfaction of the Note issued by the Company. All per share dollar figures included in this Proposal 4 are subject to adjustment for stock splits, stock dividends, reclassifications and other similar recapitalization transactions.

Background

On November 7, 2022, the Company, Inc. entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Investor purchased an unsecured, promissory note (the “Note”) in the aggregate principal amount of $5,470,000. The Note bears interest at 9.0% per annum compounded daily. The maturity date of the Note is 18 months from the date of its issuance (the “Maturity Date”). The Note carries an original issue discount of $450,000, which is included in the principal balance of the Note. If the Company elects to prepay the Note prior to the Maturity Date, it must pay to the Investor 110% of the portion of the outstanding balance the Company elects to prepay. Commencing on the date that is six months after the issuance date of the Note, the Investor has the right to redeem up to $600,000 of the outstanding balance of the Note per month (“Redemption Amount”) by providing written notice to the Company (a “Redemption Notice”). Upon receipt of any Redemption Notice, the Company shall pay the applicable Redemption Amount in cash to the Investor within three (3) trading days of the Company’s receipt of such Redemption Notice. No prepayment premium shall be payable in respect of any Redemption Amount. The Note requires the Company to use 20.0% of the gross proceeds raised from future equity or debt financings, or the sale of any subsidiary or material asset, to prepay the Note, subject to a maximum aggregate prepayment amount as described in the Note. In connection with the Note Offering, verbMarketplace, LLC, a wholly-owned subsidiary of the Company, entered into a Guaranty, dated November 7, 2022, pursuant to which it guaranteed the obligations of the Company under the Note in exchange for receiving a portion of the proceeds.

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Until amounts due under the Note are paid in full, the Company agreed, among other things, to: (i) timely make all filings under the Securities Exchange Act of 1934, (ii) ensure the Company’s common stock (the “Common Stock”) continues to be listed on the Nasdaq Capital Market, (iii) ensure trading in the Common Stock will not be suspended or otherwise cease trading on the Company’s principal trading market, (iv) prohibit the Company from making any Restricted Issuance (as defined in the Note) without Investor’s prior written consent, (v) prohibit the Company from entering into any agreement or otherwise agree to any covenant, condition, or obligation that restricts it from entering into certain additional transactions with the Investor, and (vi) with the exception of any transaction involving Permitted Indebtedness (as defined in the Note), prohibit the Company from pledging or granting a security interest in any of its assets without Investor’s prior written consent.

Upon the occurrence of certain events described in the Note, including, among others, our failure to pay amounts due and payable under the Note, events of insolvency or bankruptcy, failure to observe covenants contained in the Purchase Agreement and the Note, breaches of representations and warranties in the Purchase Agreement, and occurrence of certain transactions without the Lender’s consent (each such event, a “Trigger Event”), the Lender shall have the right, subject to certain exceptions, to increase the balance of the Note by 15% for a Major Trigger Event (as defined in the Note) and 5% for a Minor Trigger Event (as defined in the Note). If a Trigger Event is not cured within ten (10) trading days of written notice thereof from the Lender, it will result in an event of default (such event, an “Event of Default”). Following an Event of Default, the Lender may accelerate the Note such that all amounts thereunder become immediately due and payable, and interest shall accrue at a rate of 16% annually until paid.

As of the Record Date, the outstanding balance of the Note, including accrued interest was $5,611,261.

The foregoing descriptions of the Purchase Agreement and the Note are summaries, do not purport to be complete, and are qualified in their entirety by reference to the Purchase Agreement and the Note, which are filed as Exhibits 10.1 and 10.2, respectively, to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022.

In an effort to clean up and eliminate debt from its balance sheet, the Company is in discussions with the Investor to satisfy the debt through the issuance of shares of its common stock as partial or whole satisfaction of the Note. The parties have not yet entered into a definitive agreement for the issuance of shares of the Company’s common stock in full or partial satisfaction of the Note and there can be no assurance that an agreement will be reached.

Stockholder Approval Requirements

The Company is seeking stockholder approval for the potential issuance of shares of its common stock in full or partial satisfaction of the Note in order to comply with Nasdaq Listing Rules 5635(b) and 5635(d).

Because the Company’s Common Stock is listed on the Nasdaq Stock Market (“Nasdaq”), the Company is subject to Nasdaq’s rules and regulations. Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance (as defined below) at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (i) “20% Issuance” means a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for Common Stock), which alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance, and (ii) “Minimum Price” means a price that is the lower of: (A) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (B) the average closing price of Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

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As of the Record Date, there are 153,610,152 shares issued and outstanding. Accordingly, our issuance of more than 30,706,669 shares in full or partial satisfaction of the Note requires approval of our stockholders under Nasdaq Listing Rules 5635(b) and (d).

Impact of Stockholder Approval

Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rules 5635(b) and 5635(d). If stockholder approval is not obtained, the Company will be limited in its ability to issue shares of its common stock in full or partial satisfaction of the Note.

Dilution and Potential Adverse Impact of this Proposal

The issuance of shares of the Company’s common stock in full or partial satisfaction of the Note will have a dilutive effect on our current stockholders in that the percentage ownership of the Company held by our current stockholders would decline as a result of the issuance of additional shares of our Common Stock upon such issuance. As a result, our current stockholders would own a smaller proportionate interest in the Company and therefore have less ability to influence corporate decisions requiring stockholder approval. The issuance of could also have a dilutive effect on our book value per share and on any future earnings per share, and the sale or any resale of such shares could cause prevailing market prices for our Common Stock to decline.

For illustration purposes only, below is a table showing the number of shares of Common Stock that may potentially be issued in satisfaction of the Note based on three hypothetical prices. The number of shares issuable will correspondingly increase or decrease depending on the actual price per share.

	Scenario A	Scenario B	Scenario C
Hypothetical Price per Share	$0.15	$0.17	$0.20
A Principal and Accrued Interest (1)	$5,611,261	$5,611,261	$5,611,261
Total Number of Shares Issuable	37,408,406	33,007,418	28,056,305

(i)	Represents the principal amount and accrued interest due under the Note as of the Record Date.

Voting Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 17, 2023, certain information with respect to the beneficial ownership of our voting stock by (i) each of our current directors and director nominees, (ii) each of our named executive officers, (iii) our directors, director nominees and executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe, based on the information furnished to us, that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock issuable upon conversion of convertible notes, exercise of options or warrants, or settlement of restricted stock units, or that may become issuable within 60 days of February 17, 2023, are considered outstanding and beneficially owned by the person holding the convertible notes, options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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Name and Address of Beneficial Owner(1)(2)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Rory J. Cutaia	Common	6,819,372	(4)	4.4%
	Series B Preferred	1		100%
James P. Geiskopf	Common	1,355,783	(5)	*
Philip J. Bond	Common	431,075	(6)	*
Kenneth S. Cragun	Common	431,075	(6)	*
Judith Hammerschmidt	Common	448,116	(7)	*
Salman H. Khan	Common	184,450	(8)	*
Edmund C. Moy	Common	14,205		*
All directors and executive officers as a group (6 persons)	Common	9,684,076		6.1%

*	Less than 1%.

(1)	Messrs. Cutaia, Geiskopf, Bond, Cragun and Moy, and Mses. Hammerschmidt are current directors. Messrs. Cutaia and Khan are our named executive officers (and our only executive officers).

(2)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is: c/o Verb Technology Company, Inc., 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043.

(3)	Percentage of common stock is based on 153,610,152 shares of our common stock outstanding as of February 17, 2023.

(4)	Consists of (i) 5,100,553 shares of common stock held directly by Mr. Cutaia, (ii) 240,240 shares of common stock held by Cutaia Media Group Holdings, LLC (an entity over which Mr. Cutaia has dispositive and voting authority), (iii) 54,006 shares of common stock held by Mr. Cutaia’s spouse (as to which shares, he disclaims beneficial ownership), (iv) 4,500 shares of common stock held jointly by Mr. Cutaia and his spouse, (v) 252,515 shares of common stock underlying stock options exercisable within 60 days of February 17, 2023, (vi) 138,889 shares of common stock underlying warrants granted to Mr. Cutaia that are exercisable within 60 days of February 17, 2023, (vi) 185,604 shares of common stock underlying restricted stock units that will vest within 60 days of February 17, 2023, and (viii) 843,065 shares of common stock underlying convertible notes previously issued to Mr. Cutaia, determined by dividing the aggregate amount of principal and accrued interest as of February 17, 2023, which was $868,357, by the fixed conversion price of $1.03. This amount excludes 971,824 shares of common stock underlying restricted stock units that will not vest within 60 days of February 17, 2023.

(5)	Consists of (i) 951,429 shares of common stock held directly, and (ii) 5,333 shares of common stock held by Mr. Geiskopf’s children, (ii) 332,734 shares of common stock underlying stock options exercisable within 60 days of February 17, 2023, and (iii) 66,286 shares of common stock underlying restricted stock units that will vest within 60 days of February 17, 2023.

(6)	Consists of (i) 155,428 shares of common stock held directly, and (ii) 275,647 shares of common stock underlying stock options exercisable within 60 days of February 17, 2023.

(7)	Consists of 239,135 shares of common stock held directly, and (ii) 208,981 shares of common stock underlying stock options exercisable within 60 days of February 17, 2023.

(8)	Consists of 109,450 shares of common stock held directly, (ii) 75,000 shares of common stock underlying stock options exercisable within 60 days of February 17, 2023, and (iii) 169,845 shares of common stock underlying restricted stock units that will vest within 60 days of February 17, 2023.

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OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. The proxies also have discretionary authority to vote to adjourn the Special Meeting, including for the purpose of soliciting votes in accordance with our board of director’s recommendations.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting virtually, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 3401 North Thanksgiving Way, Suite 240, Lehi, Utah 84043, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

*********************

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Rory J. Cutaia
Chairperson of our Board, Chief Executive Officer, President and Secretary

Lehi, Utah
, 2023

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APPENDIX A

CERTIFICATE OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

VERB TECHNOLOGY COMPANY, INC.

VERB TECHNOLOGY COMPANY, INC., a corporation organized and existing under the General Corporation Law of the State of Nevada (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Verb Technology Company, Inc. The Corporation’s articles of incorporation was filed with the Secretary of State of the State of Nevada on November 27, 2012 (the “Articles of Incorporation”).

SECOND: The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 78.390 of the Nevada Revised Statutes setting forth a proposed amendment to the Articles of Incorporation of the Corporation (the “Certificate of Amendment”) and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 78.320 and 78.390 of the Nevada Revised Statutes of the State of Nevada. The amendment amends the Articles of Incorporation of the Corporation as follows:

ARTICLE III of the Corporation’s Articles of Incorporation shall be amended in its entirety and replaced with the following:

Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 415,000,000 shares, consisting of 400,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 15,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

THIRD: This Certificate of Amendment shall be effective as of ____ at ____ Pacific Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the                   day of         , 2023.

VERB TECHNOLOGY COMPANY, INC.

By:
Name:
Title:

APPENDIX B

CERTIFICATE OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

VERB TECHNOLOGY COMPANY, INC.

VERB TECHNOLOGY COMPANY, INC., a corporation organized and existing under the General Corporation Law of the State of Nevada (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Verb Technology Company, Inc. The Corporation’s articles of incorporation was filed with the Secretary of State of the State of Nevada on November 27, 2012 (the “Articles of Incorporation”).

SECOND: The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 78.390 of the Nevada Revised Statutes setting forth a proposed amendment to the Articles of Incorporation of the Corporation (the “Certificate of Amendment”) and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 78.320 and 78.390 of the Nevada Revised Statutes of the State of Nevada. The amendment amends the Articles of Incorporation of the Corporation as follows:

ARTICLE III of the Corporation’s Articles of Incorporation shall be amended by inserting the following at the end of such section, which shall read as follows:

Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 78.380 of the Nevada Corporation Law of the State of Nevada, each (       ) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into (       ) fully paid and nonassessable shares of common stock, par value of $0.0001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.

THIRD: This Certificate of Amendment shall be effective as of ____ at ____ Pacific Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the                   day of        , 2023.

VERB TECHNOLOGY COMPANY, INC.

By:
Name:
Title:

APPENDIX C

AMENDMENT

TO

2019 STOCK AND INCENTIVE COMPENSATION PLAN

(Adopted November 11, 2019, and ratified by Stockholders December 20, 2019

Amended September 2, 2020, and ratified by Stockholders October 16, 2020

Amended February 16, 2023, and ratified by Stockholders April 10, 2023)

Section 3(a) shall be amended and restated in its entirety to read as follows:

“3. Stock Subject to the Plan.

(a) Aggregate Limit. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan is thirty-one million (31,000,000) Shares. Shares subject to or delivered under Conversion Awards shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.”